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                                                                    EXHIBIT 10.8

                            THE BANK OF GRAYS HARBOR

                           INCENTIVE STOCK OPTION PLAN
                               (FOR KEY EMPLOYEES)

     I. PURPOSE.

     The purpose of this Incentive Stock Option Plan (the "Plan") is: (1) to aid in maintaining, acquiring, and developing strong management through encouraging the ownership of shares of The Bank of Grays Harbor (the "Bank") by key employees of the Bank; and (2) to give suitable recognition, in addition to salaries to such employees abilities and industry which contribute materially to the success of the Bank's business interests.

     II. DEFINITIONS.

     In this Plan, except where the context clearly indicates otherwise, the following definitions apply:

           (1) "Board" means the Board of Directors of the Bank.

           (2) "Code" means the Internal Revenue Code of 1986, as amended.

           (3) "Committee" means the Committee appointed under Article V to administer the Plan.

           (4) "Bank" means The Bank of Grays Harbor, a Washington corporation.

           (5) "Key Employees" means any employee of the Bank or of any parent or subsidiary thereof who is an officer or in a managerial, professional or other key position. However, the term "Key Employee" does NOT include any employee (hereinafter called "Shareholder Employee") of the Bank who, at the time the Bank grants the option, owns more than 10% of the total combined voting power of all classes of stock of the Bank (or its parent or subsidiary, if applicable) UNLESS (a) the option price is at least 110% of the Value of the Share at the time the Bank grants the option and (b) the option is not exercisable after the expiration of five years from the date it is granted. For the purposes of this limitation, an employee owns Shares owned directly or indirectly by or for his brothers and sisters, spouse, ancestors and lineal descendants; and stock owned directly or indirectly by or for a corporation, partnership, estate or trust is considered as being owned by or for its shareholders, partners or beneficiaries.

           (6) "Optionee" means a Key Employee whom the Bank grants a stock option under this Plan.

           (7) "Share" means a share of the Bank's $1 par value common stock the Bank has previously authorized but not issued, or has issued and reacquired.

           (8) "Successor Person" means the person or persons whom the Optionee's rights under an option have passed by will or by the laws of descent and distribution.

           (9) "Value" is the mean between the bid and asked price published by the National Association of Securities Dealers, Inc. (or registered securities exchange, if appropriate) of the Shares on the date the Bank grants the option, or if not available for that day, then the next earliest preceding day on which the price is available. If the Shares should become listed on a national registered securities exchange, then the Value is the reported closing price for the day in question. In all other cases, the Value is the fair market value determined by the method the Committee deems reasonable. In this regard, the Committee must consult with the Board in establishing the criteria for valuation of the Shares.


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   III.   TERM OF PLAN.

          This Plan becomes effective upon its adoption by the Board. The Plan continues in effect for a term of ten years unless sooner terminated under Article IX. This Plan remains in effect after the term for the purpose of administration of any option granted pursuant to its provisions. An option granted during the term will not be adversely affected by the expiration of the term of this Plan. The Committee must grant the options within ten years of the date on which the Board adopts the Plan or the date the shareholders approve the Plan, whichever is earlier.

    IV.   SHARES TO BE OPTIONED.

          The maximum number of shares which the Bank may option and sell under this Plan is Twenty Five Thousand (25,000) Shares. If options granted under this Plan terminate or expire without being wholly exercised, the Bank may grant new options under the Plan covering the number of Shares to which such termination or expiration relates.

     V.   ADMINISTRATION OF THE PLAN.

          The Board must appoint a Committee to administer the Plan consisting of three or more members.

          The Committee has the sole right to grant options. The Committee can conclusively interpret the Plan provisions, and can decide all questions arising in its application. The Committee can act by general rule or regulation, or by making individual determinations, or both. All decisions of the Committee are final and binding on all parties.

    VI.   OPTIONS.

          The Committee may grant one or more options to any Key Employee under this Plan. Each option granted is subject to the following conditions:

          (1) During the Optionee's lifetime, the Optionee may not sell, pledge, assign or transfer in any manner, an option granted under this Plan. During the Optionee's lifetime, only the Optionee or his legal representative (in the event of the Optionee's disability) may exercise an option granted under this Plan. Any option exercisable after the Optionee's death is exercisable by the Optionee's Successor Person.

          (2) Consistent with the limitations of the Plan, the Committee will determine the provisions of each option, which need not be identical and which provisions shall be set forth in the Option Agreement.

          (3) The Committee may grant options for a period not exceeding ten years or five years in the case of a Shareholder Employee.

          (4) The Optionee exercises an option when he gives written notice of such exercise to the Bank at its principal business office and makes full payment to the Bank for the Shares subject to the notice. Until the issuance of the Share certificates following exercise, no right to vote or to receive dividends or any other rights as a shareholder exist with respect to the optioned Shares notwithstanding the exercise of the option. The Bank will not make any adjustment for a dividend or other rights for which the record date is prior to the date it issues the Share certificate. The optionee must make payment for the Shares with cash (including certified funds or cashier's check), previously acquired Shares having a fair market value equal to the option price, or previously acquired Shares having a fair market value less than the option price, plus cash, as described in the Option Agreement. Upon exercise of an option and payment of the purchase price, the Bank shall promptly issue the Shares to the Optionee.


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          (5) In the event the Optionee during his lifetime terminates employment with the Bank for any reason, any option or unexercised portion of an option, which otherwise was exercisable on the date of termination of employment, will expire unless exercised within a period of three months from the date his employment terminates, but in no event later than ten years from the date the Bank granted the option. In the event of the death of the Optionee during said three month period, the Optionee's Successor Person may exercise the option to the same extent and during the same period the Optionee could have exercised the option had the Optionee not died. If the Optionee dies while employed by the Bank, the Optionee's Successor Person may exercise any option or unexercised portion of an option which otherwise was exercisable at the time of the Optionee's death, within six months of the Optionee's death, but in no event later than ten years from the date the Bank granted the option. The Plan deems an Optionee's continuous employment as not interrupted by a leave of absence approved by the Bank.

   VII.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

          Whenever a stock split, stock dividend or other relevant change in capitalization occurs, the Committee will appropriately adjust; (1) the number and kind of Shares the Optionee can thereafter purchase, and the option price per Share, under each option the Committee has granted which the Optionee has not exercised, and (2) the number of Shares used in determining whether a particular option is grantable thereafter.

  VIII. ADDITIONAL PROVISIONS APPLICABLE TO OPTIONS AND CERTAIN POWERS OF THE COMMITTEE.

          The Committee, in addition to any other powers granted it under the Plan, has the power and discretion, consistent with the limitations of the Plan to:

          (1) provide in option agreements:

               (a) for an agreement by the Optionee to render services to the Bank upon such terms and conditions as the agreement specifies.

               (b) for restrictions on the transfer, sale, or disposition of the stock to be issued to the Optionee upon the exercise of his option.

               (c) that any options granted under this Plan are not incentive stock options, and to provide such options to directors and other persons who are not Key Employees, as described in Article IX.

               (d) for any other conditions not inconsistent with Section 422 of the Code.

          (2) require of any person exercising an option granted under the Plan, at the time of such exercise, the execution of any paper or the making of any representation or the giving of any commitment which the Committee, in its discretion, deems necessary or advisable by reason of the securities laws of the United States or of any State, whether provided for in the pertinent stock option or stock option agreement.

          (3) amend stock option agreements previously granted and outstanding under this Plan, but the Committee cannot make any amendment to any agreement without the consent of the Optionee if such amendment would adversely affect the Optionee, unless the Committee determines it necessary or advisable to do so in light of a change to the Code or other law occurring after date of grant. The Committee cannot make any amendment to any stock option agreement inconsistent with the Plan or Section 422 of the Code.

          (4) grant options after the date the Board adopts the Plan, but before shareholder approval, provided the options granted are specifically contingent upon shareholder approval.


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    IX.   POWER TO GRANT NONQUALIFIED OPTIONS.

          The Committee may grant options to directors or other persons who are not Key Employees. Such options are not incentive stock options but are nonqualified options, and may be granted on such terms as the Committee may establish. Such terms may or may not be consistent with the Plan; provided that the term of the Plan and the total number of Shares optioned hereunder may not exceed the limits of Articles III and IV.

    IX.   POWER TO AMEND OR TERMINATE THE PLAN.

          The Board may terminate this Plan at any time, or amend or modify the Plan in such respects as it deems advisable in light (i) of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the effective date of the Plan and by its terms applies to the Plan; or (ii) in any other circumstance; provided if the amendment would adversely affect the Employee, the Employee must consent.

          In addition, the Board cannot:

          (1) Increase the maximum number of Shares the Bank may effectively option, otherwise than through the making of an adjustment pursuant to Article VII; not,

          (2) Change the class of employees eligible for the option.

     X.   SHAREHOLDER APPROVAL.

          The Board must submit this Plan for approval and ratification by a vote of the holders of a majority of the Shares of stock of the Bank entitled to vote thereon, or such other percentage of approval as may be required by applicable law.

                                                 _______________________________
                                                 THE BANK OF GRAYS HARBOR

                                                 _______________________________
                                                 By:  ROBERT J. WORRELL
                                                 Its:  President

Effective Date as Adopted by the Board:

Date Approved by the Shareholders:


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